Exhibit 1.1

15,000,000 Units

Trajectory Alpha Acquisition Corp.

UNDERWRITING AGREEMENT

December 9, 2021

GUGGENHEIM SECURITIES, LLC

330 Madison Avenue

New York, New York 10017

As Representative of the several Underwriters

listed on Schedule I hereto

Ladies and Gentlemen:

1. Introductory. Trajectory Alpha Acquisition Corp., a Delaware corporation (the “Company”), agrees with the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as representative (the “Representative”), to issue and sell to the several Underwriters 15,000,000 units (“Units”) of the Company (the “Firm Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to 2,250,000 additional Units to cover over-allotments, if any (the “Option Securities” and, together with the Firm Securities, the “Offering Securities”). To the extent that there are no additional Underwriters listed on Schedule I hereto other than you, the term Representative as used herein shall mean you, as Underwriter. Certain capitalized terms used herein and not otherwise defined are defined in Section 23 of this agreement (this “Agreement”).

Each Unit consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Shares”), and one-half of one redeemable public warrant, where each whole public warrant entitles the holder, upon exercise, to purchase one Common Share (the “Public Warrant(s)”). The Common Shares and the Public Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Representative informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined below), (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. No fractional Public Warrants will be issued upon separation of the Units, and only whole Public Warrants will trade. Each whole Public Warrant entitles its holder, upon exercise, to purchase one Common Share at a price of $11.50 per share, subject to adjustment, during the period commencing on the later of (x) thirty (30) days after the completion of the Company’s initial Business Combination (as defined below) and (y) twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or Liquidation; provided, however, that pursuant to the Public Warrant Agreement (as defined below), a Public Warrant may not be exercised for a fractional share, so that only whole Public Warrants may be exercised at any given time by a holder thereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean a merger, consolidation, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities.

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof (the “Trust Agreement”), with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as Exhibit 10.4 to the Registration Statement, pursuant to which certain proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Securities and the Option Securities, if and when issued.

The Company has entered into a Public Warrant Agreement, dated as of the date hereof (the “Public Warrant Agreement”), with respect to the Public Warrants, with CST, as warrant agent, in substantially the form filed as Exhibit 4.4 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Public Warrants.

The Company has entered into a Private Placement Warrants Purchase Agreement, dated as of the date hereof (the “Warrant Subscription Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.6 to the Registration Statement, pursuant to which the Sponsor agreed to purchase an aggregate of 5,500,000 private placement warrants (or up to 5,725,000 private placement warrants if the over-allotment option is exercised in full) at a price of $1.00 per private placement warrant, each private placement warrant entitling the holder, upon exercise, to purchase one Common Share for $11.50 per share, subject to adjustment (the “Private Placement Warrants”). The Private Placement Warrants are substantially similar to the Public Warrants included in the Units, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has entered into a Private Warrant Agreement, dated as of the date hereof (the “Private Warrant Agreement”), with respect to the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans (the “Working Capital Warrants”) with CST, as warrant agent, in substantially the form filed as Exhibit 4.5 to the Registration Statement, pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange and exercise of the Private Placement Warrants and the Working Capital Warrants.

The Company has entered into a Securities Subscription Agreement, dated February 11, 2021 (the “Founder’s Purchase Agreement”), with Trajectory Alpha Sponsor LLC, a Delaware limited liability company (the “Sponsor”), filed as Exhibit 10.2 to the Registration Statement, pursuant to which the Sponsor purchased an aggregate of 4,312,500 shares of Class B common stock, par value $0.0001 per share, of the Company (including the Common Shares issuable upon conversion thereof, the “Founder Shares”) for an aggregate purchase price of $25,000. Up to 562,500 Founder Shares are subject to forfeiture depending on the extent to which the Underwriters’ over-allotment option is exercised. The Founder Shares are substantially similar to the Common Shares included in the Units, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has entered into a Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”), with the Sponsor and the other parties thereto, in substantially the form filed as Exhibit 10.5 to the Registration Statement, pursuant to which the Company has granted certain registration rights in respect of the Private Placement Warrants, the Common Shares underlying the Private Placement Warrants, the Founder Shares, the Common Shares underlying the Founder Shares, the Working Capital Warrants and the Common Shares underlying the Working Capital Warrants.

The Company has caused to be duly executed and delivered a letter agreement, dated the date hereof (the “Insider Letter”), by and among the Sponsor, each of the Company’s officers, directors and advisors and Guggenheim Securities, LLC, in substantially the form filed as Exhibit 10.3 to the Registration Statement.

The Company has entered into an Administrative Services Agreement, dated as of the date hereof (the “Administrative Services Agreement”), with the Sponsor, in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Company will pay to the Sponsor an aggregate monthly fee of $10,000 for certain office space and secretarial and administrative services.

The Company has entered into separate Securities Purchase Agreements, each dated as of December 9, 2021 (each, an “Anchor Securities Purchase Agreement” and, collectively, the “Anchor Securities Purchase Agreements”), with certain institutional accredited investors (each, an “Anchor Investor” and, collectively, the “Anchor Investors”), in substantially the form filed as Exhibit 10.9 to the Registration Statement, pursuant to which the Anchor Investors have collectively purchased an aggregate of 1,069,602 Founder Shares from the Company for a total purchase price of approximately $6,200.59.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a) Filing and Effectiveness of Registration Statement. The Company has prepared and filed with the Commission the Registration Statement (file number 333-253967) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Offering Securities and the Common Shares and Public Warrants included as part of the Offering Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective in accordance with Section 8(a) of the Act. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Representative. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Representative, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(b) Compliance with Requirements of the Act. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; as of the Applicable Time, and on the Closing Date and any settlement date, each individual Written Testing-the-Waters Communication (as defined herein) did not and will not conflict with the information contained in the Registration Statement or the Statutory Prospectus, and complied or will comply, as applicable, in all material respects with the Act; as of the Applicable Time and on the Closing Date and any settlement date, each “road show” as defined in Rule 433(h) of the Act and each individual Written Testing-the-Waters Communication, in each case, when considered together with the Statutory Prospectus, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

(c) Statutory Prospectus. The Statutory Prospectus, as of the Applicable Time and on the Closing Date and any settlement date, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(b) hereof.

(d) Listing. The Company has filed with the Commission a registration statement on Form 8-A (file number 001-41143) providing for the registration under the Exchange Act of the Units and the Common Shares and the Public Warrants included as part of the Units, which registration is currently effective on the date hereof. The Offering Securities and the Common Shares and the Public Warrants included as part of the Offering Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) No Stop Order. The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, and has not instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) Ineligible Issuer Status. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) Free Writing Prospectus. The Company has not prepared or used a Free Writing Prospectus.

(h) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Public Warrant Agreement, the Private Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Subscription Agreement, the Registration Rights Agreement, the Insider Letter, the Anchor Securities Purchase Agreements and the Administrative Services Agreement, and to carry out the transactions contemplated hereby and thereby, and, except where failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below), is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) Disclosure. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Stockholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(j) Capitalization. The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus.

(k) Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the issued and outstanding securities of the Company were at all relevant times either registered under the Act, the applicable state securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. The holders of issued and outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for securities of the Company and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock or ownership interests in the Company are outstanding.

(l) Offering Securities. The Offering Securities have been duly authorized and when issued and delivered against payment by the Underwriters pursuant to this Agreement, will be validly issued.

(m) Common Shares. The Common Shares included in the Units have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement and registered in the Company’s register of members, will be validly issued, fully paid and nonassessable. The holders of such Common Shares are not and will not be subject to personal liability by reason of being such holders, and such Common Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(n) Public Warrants. The Public Warrants included in the Units, when issued and delivered in the manner set forth in the Public Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(o) Common Shares Issuable Upon Exercise of Warrants. The Common Shares issuable upon exercise of the Public Warrants included in the Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Public Warrants and the Private Placement Warrants, as applicable, and the Public Warrant Agreement and Private Warrant Agreement, as applicable, and registered in the Company’s books and records, will be validly issued, fully paid and nonassessable. The holders of such Common Shares are not and will not be subject to personal liability by reason of being such holders; such Common Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Shares (other than such execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(p) Registration Rights. Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(q) Sales to Affiliates. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(r) Integration. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not sold, issued or distributed any securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act. Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Offering Securities pursuant to the Registration Statement.

(s) Founder Shares. The issued and outstanding Founder Shares are duly authorized, validly issued, fully paid and nonassessable. The Founder Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Statutory Prospectus and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(t) Private Placement Warrants. The Private Placement Warrants, when delivered upon the consummation of the Offering, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(u) Underwriter Securities. The Underwriter Securities and the Underwriter Option Securities, have been duly authorized and, when issued and delivered against payment for the Underwriter Securities and the Underwriter Option Securities, as applicable, by the Underwriters pursuant to this Agreement and registered in the Company’s books and records, will be validly issued, fully paid and nonassessable. The holders of such Underwriter Securities and/or Underwriter Option Securities are not and will not be subject to personal liability by reason of being such holders, and such Underwriter Securities and Underwriter Option Securities are not and will not be subject to any preemptive or other similar contractual rights granted by the Company. The sale of the Underwriter Securities and the Underwriter Option Securities are, or will be, exempt from the registration requirements of the Act.

(v) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(w) Trust Agreement. The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) Public Warrant Agreement. The Public Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) Private Warrant Agreement. The Private Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) Founder’s Purchase Agreement. The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) Warrant Subscription Agreement. The Warrant Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) Insider Letter. The Insider Letter executed by the Company, the Sponsor, each executive officer, director and advisor of the Company and Guggenheim Securities, LLC, has been duly authorized, executed and delivered by the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and advisor, respectively, and is a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and advisor, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and advisor, respectively, in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd) Administrative Services Agreement. The Administrative Services Agreement, when executed, will be duly authorized, executed and delivered by the Company and, upon the execution and delivery, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ee) Anchor Securities Purchase Agreement. Each Anchor Securities Purchase Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ff) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the Private Placement Warrants and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(gg) Absence of Further Requirements. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Public Warrant Agreement, the Private Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Subscription Agreement, the Registration Rights Agreement, the Insider Letter, the Anchor Securities Purchase Agreements or the Administrative Services Agreement, except for the registration under the Act and the Exchange Act of the Offering Securities and the Common Shares and the Public Warrants included as part of the Offering Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offering Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(hh) Absence of Existing Defaults. The Company is not in violation or default of (i) any provision of its amended and restated certificate of incorporation, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(ii) Absence of Defaults and Conflicts Resulting From Transaction. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Public Warrant Agreement, the Private Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Subscription Agreement, the Registration Rights Agreement, the Insider Letter, the Anchor Securities Purchase Agreements or the Administrative Services Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the amended and restated certificate of incorporation of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties.

(jj) Registration Rights under the Registration Statement. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(kk) Financial Statements. The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(ll) Litigation. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Sponsor or, to the Company’s knowledge, any officer, director or director nominee of the Company, or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(mm) Properties. The Company has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Statutory Prospectus and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the Statutory Prospectus or the Prospectus, are in full force and effect, and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

(nn) Independent Auditors. Marcum LLP (“Marcum”), who has certified certain financial statements of the Company and delivered its report with respect to the audited financial statements and schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(oo) Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15 (e) under the Exchange Act to the extent required by such rule) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(pp) Compliance with Sarbanes-Oxley Act. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(qq) Compliance with Exchange Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, Section 303A of the New York Stock Exchange Listed Company Manual. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other applicable provisions of the New York Stock Exchange LLC corporate governance requirements set forth in the New York Stock Exchange Listed Company Manual.

(rr) Taxes. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(ss) Filing of Tax Returns. The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by GAAP have been created with respect thereto or as would not be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(tt) Possession of Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(uu) Anti-Corruption Laws. None of the Company, the Sponsor, or, to the knowledge of the Company, any non-independent director or officer, any independent director or director nominee, agent, employee, affiliate or other person associated with or acting on behalf of the Company: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any similar law or regulation to which the Company, any director, director nominee, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Company, the Sponsor, or, to the knowledge of the Company, any non-independent director or officer, the Company’s independent directors or director nominees, agents, employees and affiliates have each conducted the business of the Company and their own businesses on behalf of the Company in compliance with the FCPA and any applicable similar law or regulation and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv) Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ww) Economic Sanctions. None of the Company, the Sponsor, or, to the knowledge of the Company, any non-independent director or officer, any independent director or director nominees, agent or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), the Swiss Secretariat of Economic Affairs or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xx) Lending Relationships; Use of Proceeds. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Offering Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(yy) Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by the Company and the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect in any material respect.

(zz) Acquisition Target Not Selected. Prior to the date hereof, the Company has not selected any potential business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential business combination target. Prior to the date hereof, the Company has not taken any substantive measures, directly or indirectly, to identify or locate any suitable acquisition candidate for it, nor has the Company engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

(aaa) No Finder’s or Similar Fees. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or the Sponsor with respect to the sale of the Offering Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any officer, director or director nominee of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(bbb) Absence of Certain Changes. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other form of “underwriting compensation” as defined in Rule 5110 of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Member, within the twelve (12) months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(ccc) Investment Banking Services. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(ddd) FINRA Membership of Affiliates. Except as disclosed in the FINRA Questionnaires provided to the Representative, no officer, director, director nominee or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(eee) Ownership of FINRA Member Securities. Except as disclosed in the FINRA Questionnaires provided to the Representative, no Company Affiliate is an owner of shares or other stock of any Member (other than securities purchased on the open market).

(fff) Subordinated Loans to FINRA Members. No Company Affiliate has made a subordinated loan to any Member.

(ggg) Proceeds; Payment to FINRA Members. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(hhh) Issuance of Securities to Underwriters. The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial confidential submission date of the Registration Statement.

(iii) FINRA Association of Company Affiliates. Except for the issuance of securities to the Sponsor, no person to whom securities of the Company have been privately issued within the 180-day period prior to the initial confidential submission date of the Registration Statement has any relationship or affiliation or association with any Member.

(jjj) Conflicts of Interest. No Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. As used herein, the term “Member intending to participate in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family and any affiliate of a Member that is participating in the Offering.

(kkk) Non-Compete/Non-Solicit. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, officers, directors or director nominees of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(lll) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offering Securities or to result in a violation of Regulation M under the Exchange Act.

(mmm) Company Ownership of Other Entities. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(nnn) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, the Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director, director nominee or officer of the Company.

(ooo) Absence of Unlawful Influence. The Company has not offered, or caused the Underwriters to offer, the Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(ppp) Applicability of Rule 419. Upon delivery and payment for the Securities on the Closing Date and each settlement date, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(qqq) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B.

(rrr) Testing-the-Waters Communications. The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(sss) Cybersecurity. There has been no security breach or attack or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its tenants, employees, vendors and any third party data maintained by or on behalf of it), equipment or technology (“IT Systems and Data”) and (i) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, except in each case that would not reasonably be expected to have a Material Adverse Effect, (ii) the Company has complied, and is presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(ttt) Subsidiaries. The Company has no subsidiaries.

(uuu) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in either the Statutory Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vvv) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Statutory Prospectus and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve system or any other regulation of such Board of Governors.

Any certificate signed by any officer or director of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.90 per (i) one Unit and (ii) 0.034656568 Founder Shares, the amount of the Firm Securities and Founder Shares (such Founder Shares, the “Underwriter Securities,” and the Firm Securities together with the Underwriter Securities, the “Base Securities”) set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 2,250,000 Option Securities and 142,585 additional Founder Shares (such Founder Shares, the “Underwriter Option Securities,” and the Option Securities together with the Underwriter Option Securities, the “Over-Allotment Securities”) at a purchase price of $10.00 per (i) one Unit and (ii) 0.063371111 Founder Shares. Said option to purchase Option Securities may be exercised only to cover over-allotments in the sale of the Firm

Securities by the Underwriters. Said option to purchase Underwriter Option Securities may only be exercised in proportion to the exercise of the option to purchase Option Securities. Said options may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representative to the Company setting forth the number of Over-Allotment Securities as to which the several Underwriters are exercising the options and the settlement date. The number of Over-Allotment Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Over-Allotment Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Base Securities, subject to such adjustments as the Representative in its absolute discretion shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 3(a) of this Agreement, and subject to Section 6(hh), the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (including both Firm Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Underwriters hereby agree that if no Business Combination is consummated within the Completion Window and the funds held under the Trust Agreement are distributed to the holders of the Common Shares included in the Offering Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

4. Delivery and Payment.

(a) Delivery of and payment for the Base Securities and the Over-Allotment Securities (if the options provided for in Section 3 hereof shall have been exercised on or before the second (2nd) Business Day prior to the Closing Date) shall be made at 9:00 a.m., New York City time, on December 14, 2021, or at such time on such later date not more than three (3) Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 4. Delivery of the Firm Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct. The Underwriter Securities and the Underwriter Option Securities shall be delivered in book entry form unless the Representative shall otherwise instruct.

(b) Payment for the Base Securities shall be made as follows: $148,500,000 of the net proceeds for the Firm Securities (including $5,250,000 of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with $3,000,000 of the gross proceeds from the sale of the Private Placement Warrants in order for the Trust Account to equal 101% of the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Representative of the Base Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Base Securities, in each case for the account of the Underwriters. The Base Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Base Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Base Securities except upon tender of payment by the Representative for all the Base Securities. At least one Business Day prior to the Effective Date, the Company shall deposit $3,000,000 of the net proceeds from the sale of the Private Placement Warrants into the Trust Account as provided by the terms of the Warrant Subscription Agreement.

(c) Payment for the Over-Allotment Securities shall be made as follows: $10.00 per (i) one Option Security (including $0.35 per one Option Security of Deferred Discount) and (ii) 0.063371111 Founder Shares shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement upon delivery to the Representative of the Over-Allotment Securities through the facilities of DTC or, if the Representative has otherwise instructed, upon delivery to the Representative of certificates (in form and substance satisfactory to the

Representative) representing the Over-Allotment Securities (or through the facilities of DTC) for the account of the Underwriters. The Over-Allotment Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the settlement date of such Over-Allotment Securities. If delivery is not made through the facilities of DTC, the Company will permit the Representative to examine and package the Over-Allotment Securities for delivery, at least one (1) Business Day prior to settlement date of such Over-Allotment Securities. The Company shall not be obligated to sell or deliver the Over-Allotment Securities except upon tender of payment by the Representative for all the Over-Allotment Securities that the Underwriters have given notice of their intent to purchase. At least one Business Day prior to the Option Securities settlement date, the Company shall deposit the proceeds from the sale of the applicable Private Placement Warrants into the Trust Account.

(d) If the option provided for in Section 3 hereof is exercised after the second (2nd) Business Day prior to the Closing Date, the Company will deliver the Over-Allotment Securities (at the expense of the Company) to the Representative, at Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017 on the date specified by the Representative (which shall be at least two (2) Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to the Trust Account as described above in Section 4(c). If settlement for the Over-Allotment Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for such Over-Allotment Securities, and the obligation of the Underwriters to purchase such Over-Allotment Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offering Securities for sale to the public as set forth in the Prospectus (the “Offering”).

6. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the Offering, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Representative with a copy for its review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Representative reasonably objects. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offering Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared or become effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as the Representative may reasonably request.

(c) If, at any time when a prospectus relating to the Offering Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representative in such quantities as the Representative may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will not make any offer relating to the Units or the securities contained therein that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Act.

(f) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will arrange, if necessary, for the qualification of the Offering Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Offering Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offering Securities, in any jurisdiction where it is not now so subject.

(h) During the period commencing at the Execution Time and ending one-hundred-eighty (180) days after such date, the Company will not, without the prior written consent of the Representative, (x) (i) offer, sell, contract to sell, pledge or grant any option to purchase or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Units, Common Shares, Warrants or any securities convertible into, or exercisable or exchangeable for, Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Common Shares, Warrants or any securities convertible into, or exercisable or exchangeable for, Common Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) or publicly announce an intention to effect any such transaction specified in clause (i) or (ii); provided, however, that the Company may (1) issue and sell the Private Placement Warrants, (2) issue and sell the Over-Allotment Securities upon the exercise of the option provided for in Section 3 hereof, (3) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the securities covered thereby, and (4) issue securities in connection with an initial Business Combination; provided, further, however, the foregoing shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to any current or future independent director or advisor of the Company (as long as such current or future independent director or advisor is subject to the terms of the Insider Letter at the time of such transfer and as long as, to the extent any reporting obligation under Section 16 of the Exchange Act is triggered as a result of such transfer, any related filing under Section 16 of the Exchange Act includes a practical explanation as to the nature of the transfer); or (y) release the Sponsor or any officer, director or advisor from the 180-day lock-up set forth in Section 3 of the Insider Letter.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offering Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offering Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Offering Securities and the Common Shares and the Public Warrants included in the Offering Securities under the Exchange Act and the listing of the Units and the Common Shares and the Public Warrants included in the Units on the New York Stock Exchange; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Offering Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters relating to such filings, memorandum, registration and qualification in an aggregate amount up to $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Offering Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel for the Company (including local and special counsel); and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Common Shares and the Public Warrants (or such other securities into which the Common Shares or the Public Warrants, as the case may be, may be exchanged in connection with a Business Combination) under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an initial Business Combination. For a period commencing on the Effective Date and ending upon the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Units under the provisions of the Exchange Act. During such applicable period, the Company will not deregister the Units, Common Shares or Public Warrants under the Exchange Act (except in connection with an exchange pursuant to an initial Business Combination or a going private transaction after the completion of an initial Business Combination) without the prior written consent of the Representative.

(l) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four (4) Business Days after the Closing Date, file a Current Report on Form 8-K with the Commission, which Current Report shall contain the Company’s Audited Balance Sheet. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 3 hereof, the Company shall promptly, but not later than four (4) Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Over-Allotment Securities and its receipt of the proceeds therefrom, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence.

(m) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Common Shares and the Public Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to shareholders.

(n) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative, furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and, to the extent such information or documents are not otherwise publicly available, upon written request from the Representative promptly furnish to the Representative: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities in their capacities as such; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement. Any registration statements, financial statements, periodic and special reports or other additional documents referred to in the preceding sentence filed or furnished on the Commission’s EDGAR website and publicly available will be considered furnished for the purposes of this Section 6.

(o) For a period commencing on the Effective Date and ending five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Common Shares and the Public Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(p) In no event will the amounts payable by the Company for office space, secretarial and administrative services exceed $10,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination and the Liquidation.

(q) The Company will not consummate an initial Business Combination with any target that is affiliated with the Sponsor or any of the Company’s officers or directors unless it, or a committee of its independent directors, obtains an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company from a financial point of view. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company shall not pay any finder’s fees, reimbursement or cash payments to the Sponsor, the Company’s officers or directors, or any of their respective affiliates for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination.

(r) The Company will apply the net proceeds from the Offering, the sale of the Underwriter Securities, the sale of the Private Placement Warrants and the sale of the Underwriter Option Securities received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(s) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representative and its counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(t) The Company shall advise FINRA, the Representative and its counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Offering Securities.

(u) The Company shall cause the proceeds of the Offering, the sale of the Underwriter Securities, the sale of the Private Placement Warrants and the sale of the Underwriter Option Securities to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(v) Prior to the earlier of the consummation of the Company’s initial Business Combination and Liquidation, the Company may instruct the Trustee under the Trust Agreement to release from the Trust Account, (i) solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay its income taxes, if any, and (ii) to pay Public Shareholders who properly redeem their Common Shares in connection with a vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) that would modify the substance or timing of the Company’s obligation to provide holders of Public Shares the right to have their shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the Completion Window (B) with respect to any other material provision relating to the rights of holders of the Common Shares or pre-initial Business Combination activity. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination and the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering, the sale of the Underwriter Securities, the sale of the Private Placement Warrants and the sale of the Underwriter Option Securities held by the Company outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(w) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of the Public Warrants and the Private Placement Warrants, and upon conversion of the Founder Shares, outstanding from time to time.

(x) Prior to the earlier of the consummation of the Company’s initial Business Combination and the Liquidation, the Company shall not issue (other than in replacement for lost, stolen or mutilated certificates) any securities that would entitle the holder thereof to (i) receive funds from the Trust Account or (i) vote as a class with the Common Shares (A) on any initial Business Combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial Business Combination or (B) to approve an amendment to the Company’s amended and restated certificate of incorporation to (x) extend the time the Company has to consummate a Business Combination beyond the Completion Window or (y) amend the foregoing provisions.

(y) Prior to the earlier of the consummation of an initial Business Combination and the Liquidation, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates.

(z) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company will use commercially reasonable efforts to effect and maintain the listing of the Units, Common Shares and Public Warrants on the New York Stock Exchange (or another national securities exchange) prior to the consummation of the Business Combination.

(cc) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, have taken or shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the New York Stock Exchange Listed Company Manual.

(dd) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated certificate of incorporation.

(ee) The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses, lenders and other entities with which it does business enter into agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. The Company may forego obtaining such waivers only if the Company’s management team believes that such third-party’s engagement would be significantly more beneficial to the Company than any alternative.

(ff) The Company, subject to any applicable provision of the Company’s amended and restated certificate of incorporation, may consummate the initial Business Combination and conduct redemptions of Common Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Common Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account, calculated as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (x) the proceeds held in the Trust Account from the Offering, the sale of the Underwriter Securities, the sale of the Private Placement Warrants and the sale of the Underwriter Option Securities and (y) any interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any, divided by (B) the total number of Common Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by applicable law or stock exchange listing requirement in connection with the initial Business Combination or the Company decides to hold a shareholder vote for business or other reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor and the Company’s officers, directors and advisors have agreed to vote all of their Founder Shares and any other Common Shares they may acquire during or after the Offering in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Common Shares the right to have its Public Shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account, calculated as of two (2) Business Days prior to the consummation of the initial Business Combination, representing (1) the proceeds held in the Trust Account from the Offering, the sale of the Underwriter Securities, the sale of the Private Placement Warrants and the sale of the Underwriter Option Securities and (2) any interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any, divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the shares of common stock, represented in person or by proxy and entitled to vote thereon, voted at a shareholder meeting are voted in favor of the Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem Public Shares, at the Redemption Price, from those Public Shareholders who validly and affirmatively requested (and did not validly withdraw) such redemption. Only Public Shareholders holding Public Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such

Business Combination and the amended and restated certificate of incorporation of the Company, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of common stock of the Company in connection therewith. In the event that the Company does not effect a Business Combination within the Completion Window, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii), to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Public Shares shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of common stock of the Company. The Sponsor and the Company’s officers, directors and advisors have agreed that they will not propose any amendment to the Company’s amended and restated certificate of incorporation (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Public Shares the right to have their Public Shares redeemed in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete an initial Business Combination within the Completion Window or (B) with respect to any other material provision relating to the rights of holders of the Common Shares or pre-initial Business Combination activity, unless the Company offers to the Public Shareholders the right to redeem their Public Shares in connection with such amendment, as described in Prospectus.

(gg) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing or submission with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representative with a draft of the Business Combination Announcement and provide the Representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representative’s standard policies regarding confidential information.

(hh) Subject to the provisions of this paragraph, upon the consummation of the initial Business Combination, the Company and the Representative will jointly direct the Trustee to pay the Representative, on behalf of the Underwriters, the Deferred Discount out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the Completion Window, the Deferred Discount will not be paid to the Representative and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount.

(ii) The Company will endeavor in good faith, in cooperation with the Representative, to qualify the Offering Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Offering Securities; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Offering Securities, (ii) the date on which the Offering Securities are listed on the New York Stock Exchange (or any successor thereto), (iii) a going private transaction after the completion of a Business Combination, and (iv) the date of the Liquidation, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Offering Securities for offering and sale under the securities laws of such jurisdiction.

(jj) If at any time following the distribution of any Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include any untrue statement of a material fact or omitted or would omit to state any material fact necessary to make the statements therein in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly (i) notify the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(kk) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offering Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in Section 6(h) hereof.

(ll) Upon the earlier to occur of the expiration and termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 419,915 by (b) a fraction, (i) the numerator of which is 2,250,000 minus the number of Common Shares purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 2,250,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this Section 6(ll).

(mm) The Company will deliver to the Representative, on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representative may reasonably request in connection with the verification of the foregoing certification.

(nn) Prior to the consummation of an initial Business Combination or the Liquidation, the Company shall not issue any Common Shares, Warrants or any options or other securities convertible into Common Shares, or any preferred shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Common Shares on a Business Combination.

7. Conditions To The Obligations Of The Underwriters. The obligations of the Underwriters to purchase the Base Securities and the Over-Allotment Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, to have furnished to the Representative its opinion and 10b-5 statement dated the Closing Date and any settlement date, as applicable, and addressed to the Representative, in a form reasonably acceptable to the Representative.

(c) The Representative shall have received from White & Case LLP, counsel for the Underwriters, its opinion and 10b-5 statement, dated the Closing Date and any settlement date, as applicable, and addressed to the Representative, in a form reasonably acceptable to the Representative.

(d) The Company shall have furnished to the Representative a certificate of the Company, signed by its Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date and any settlement date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, and each “road show” as defined in Rule 433(h) of the Act used in connection with the Offering, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date;

(iii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iv) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(e) The Company shall have requested and caused Marcum to have furnished to the Representative, at the Execution Time and at the Closing Date and any settlement date, as applicable, letters, dated respectively as of the Execution Time and as of the Closing Date and any settlement date, as applicable, in form and substance satisfactory to the Representative.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offering Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(g) Prior to the Closing Date, and any settlement date, as applicable, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(h) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(i) The Offering Securities shall be duly listed subject to notice of issuance on the New York Stock Exchange, satisfactory evidence of which shall have been provided to the Representative.

(j) On the Effective Date, the Company shall have delivered to the Representative executed copies of the Trust Agreement, the Public Warrant Agreement, the Private Warrant Agreement, the Founder’s Purchase Agreement, the Warrant Subscription Agreement, the Insider Letter, the Anchor Securities Purchase Agreements and the Registration Rights Agreement. By the Closing Date, the Company shall have delivered to the Representative an executed copy of the Administrative Services Agreement. With regard to the Insider Letter, if any additional persons shall become executive officers, directors or advisors of the Company prior to the end of the 180-day restricted period referred to in Section 6(h), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as an executive officer, director and director nominee to execute and deliver to the Representative the Insider Letter.

(k) The Sponsor (at least one Business Day prior to the Effective Date) shall have caused such portion of the purchase price for the Private Placement Warrants to be deposited into the Trust Account so that together with the net proceeds for the Base Securities (including the Deferred Discount), or with respect to the Over-Allotment Securities, the net proceeds from the Over-Allotment Securities (including the Deferred Discount), the Trust

Account would equal 101% of the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus. Notwithstanding the foregoing, in no event will the Company take any action that would result in the Company receiving proceeds from the sale of the Private Placement Warrants in excess of the sum of: (i) the amount required to satisfy the obligation in the immediately preceding sentence; (ii) the amount of the discount from the public offering price represented by the purchase price set forth in Schedule II of this Agreement and (iii) the amount of money to be held by the Company outside of the Trust Account, as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(l) No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representative pursuant to Section 6(ii) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 and, if applicable, the last sentence of Section 4(d), shall be delivered at the office of White & Case LLP, counsel for the Underwriters, at 1221 Avenue of the Americas, New York, New York, 10020, unless otherwise indicated herein, on the Closing Date or the applicable settlement date, as applicable.

8. Reimbursement Of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof (other than clauses (ii), (iii) or (vi) thereof) or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offering Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Statutory Prospectus, the Prospectus, any “road show” as defined in Rule 433(h) of the Act or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not they are a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of Section 9(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Indemnification of Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the following information set forth under the heading “Underwriting” in the Preliminary Prospectus, the Statutory Prospectus and the Prospectus constitutes the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity: (x) the list of Underwriters and their respective roles and participation in the sale of the Offering Securities; and (y) the statement that “The underwriters have informed us that the underwriters do not intend to make sales to discretionary accounts.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 9(a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party (i) shall not relieve it from any liability that it may have under Section 9(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 9(a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (i) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. In the event that the indemnity provided in Section 9(a) or (b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering;

provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission, excluding the Deferred Discount if the Company fails to consummate its initial Business Combination pursuant to Section 6(hh) hereof, applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, excluding the Deferred Discount if the Company fails to consummate its initial Business Combination pursuant to Section 6(hh) hereof, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 9(d).

(e) In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

10. Default of Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the Base Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within one Business Day after such default relating to more than 10% of the Base Securities the remaining Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties reasonably satisfactory to you to purchase said Securities. In the event that neither the remaining Underwriters nor the Company purchase or arrange for the purchase of all of the Securities to which a default relates as provided in this Section 10, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company, except as provided in Section 12 (provided that if such default occurs with respect to Over-Allotment Securities after the Closing Date, this Agreement will not terminate as to the Base Securities or any Over-Allotment Securities purchased prior to such termination). In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Common Shares or Public Warrants shall have been suspended by the Commission, or trading in securities generally on the New York Stock Exchange or the Nasdaq Capital Market shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services, (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Offering Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto), (v) since the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business, (vi) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representative materially and adversely affects or may materially and adversely affect the business or operations of the Company, or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Representative has a material adverse effect on the securities markets in the United States.

12. Survival of Certain Representations and Obligations. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, directors and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed or delivered and confirmed to the Representative at:

Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Facsimile: (212) 658-9689

Attention: Equity Capital Markets

with a copy to gslegal@guggenheimpartners.com

with a copy to Underwriters’ counsel at:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020;

or, if sent to the Company, will be mailed or delivered and confirmed to it at:

Trajectory Alpha Acquisition Corp.

99 Wall Street, #5801

New York, New York 10005

Attention: Peter Bordes, Executive Chairman of the Board of Directors and Chief Executive Officer

with a copy to the Company’s counsel at:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Raphael M. Russo, Esq.

provided, however, that any notice to an Underwriter pursuant to Section 9 hereof will be mailed or delivered and confirmed to such Underwriter.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder.

15. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Securities and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any Underwriter has advised or is advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the offered Securities set forth in this Agreement was established by the Company following discussions and arms’ length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

17.	Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 17: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

20. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 5:00 p.m. (New York time) on the date of this Agreement.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Completion Window” shall mean (i) the 18-month period from the closing of the Offering in which the Company must complete an initial Business Combination, (ii) the 21-month or 24-month period from the closing of the Offering in which the Company must complete an initial Business Combination if the Sponsor has extended the period of time for the Company to consummate its initial Business Combination by purchasing additional Private Placement Warrants, and (iii) such other time period in which the Company must consummate an initial Business Combination pursuant to an amendment to its amended and restated certificate of incorporation, in each case as further described in the Registration Statement.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Common Shares held by the Public Shareholders pursuant to the terms of the Company’s amended and restated certificate of incorporation, as amended, if the Company fails to consummate a Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 2(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date.

“Prospectus” shall mean the prospectus relating to the Offering Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statements referred to in Section 2(a) above, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Offering Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 163B,” “Rule 172,” “Rule 405,” “Rule 419,” “Rule 424(b),” “Rule 430A,” “Rule 433,” “Rule 433(h)” and “Rule 462(b)” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof.

“Securities” shall mean, collectively, the Base Securities and the Over-Allotment Securities.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated November 30, 2021, relating to the Offering Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

TRAJECTORY ALPHA ACQUISITION CORP.

By:	/s/ Michael E.S. Frankel
Name: Michael E.S. Frankel
Title: President and Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GUGGENHEIM SECURITIES, LLC

Acting on its own behalf and

as Representative of the several

Underwriters listed on Schedule I

to this Agreement.

By:	/s/ Onur Eken
Name: Onur Eken
Title: Senior Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Securities to be Purchased	Number of Founder Shares to be Purchased
Guggenheim Securities, LLC	15,000,000	519,849

Total	15,000,000	519,849

SCHEDULE II

TIME OF DELIVERY INFORMATION

Trajectory Alpha Acquisition Corp. priced 15,000,000 units at $10.00 per unit, plus an additional 2,250,000 units if the underwriters exercise their over-allotment option in full.

The units will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.

Copies of the prospectus related to this offering may be obtained from:

Guggenheim Securities, LLC

By mail: Attn: Syndicate Prospectus Department, 330 Madison Avenue, New York, NY 10017

By phone: (212) 518-9658

By e-mail: GSEquityProspectusDelivery@guggenheimpartners.com

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Act.